SUB-ITEM 77Q3

AIM LARGE CAP BASIC VALUE FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 10/31/2008
FILE NUMBER 811-1424
SERIES NO.: 14


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                      $ 257
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Investor Class                                                $ 74
       Institutional Class                                        $ 1,132


73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                     0.0358
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Investor class                                              0.0358
       Institutional Class                                         0.1285


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                      6,368
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                      2,082
       Class C                                                      1,409
       Class R                                                        181
       Class Y                                                        136
       Investor Class                                               2,061
       Institutional Class                                          9,887


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                      $7.55
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                      $7.13
       Class C                                                      $7.13
       Class R                                                      $7.47
       Class Y                                                      $7.55
       Investor Class                                               $7.56
       Institutional Class                                          $7.63